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                                                                      Exhibit 21

                         Subsidiaries of the Registrant

                                                                   % Included
                                                                   ----------
United States
 Magna Entertainment Corp. (Delaware) ...........................     100
  The Santa Anita Companies, Inc. (Delaware) ....................     100
    Los Angeles Turf Club, Inc. (California) ....................     100
  SLRD Thoroughbred Training Center, Inc. (Delaware) ............     100
  Gulfstream Park Racing Association, Inc. (Florida) ............     100
  Pacific Racing Association (California) .......................     100
  MEC Land Holdings (California) Inc. (California) ..............     100
  Remington Park, Inc. (Oklahoma) ...............................     100
  Thistledown, Inc. (Ohio) ......................................     100
  MI Racing, Inc. (Delaware) ....................................     100
  MEC Land Holdings (USA) Inc. (Delaware) .......................     100
  Bay Meadows Operating Company LLC (Delaware) ..................     100
  MEC Pennsylvania Racing Inc. (Pennsylvania) ...................     100
  Mountain Laurel Racing, Inc. (Delaware) .......................     100
    Ladbroke Racing Management-Pennsylvania
    (Delaware Partnership) ......................................     50
  GPRA Thoroughbred Training Center, Inc. (Delaware) ............     100
  Washington Trotting Association, Inc. (Delaware) ..............     100
    Ladbroke Racing Management-Pennsylvania
    (Delaware Partnership) ......................................     50

Canada
  MEC Holdings (Canada) Inc. (Ontario) ..........................     100

Europe
  Fontana Beteiligungs Inc. (Austria) ...........................     100
  MEC Grundstucksentwicklungs GmbH (Austria) ....................     100
  SDP Landholding GmbH (Austria) ................................     100